iTrac Siemens FW contract

THIS AGREEMENT is made the 8th day of May, 2006

BETWEEN:

1. 2-TRACK LIMITED (registered in England under number 4560034) whose registered office is at 6th Floor, Holborn Hall, 100 Gray's Inn Road, London, WC1X 8BY ("2-Track"); and

2. CHENGHOLIN TECHNOLOGY a company registered under the laws of Taiwan whose principal place of business is at 10F, No.25, Lane 155, BeiShen Road Sec 3, Shen Keng 222, Taipei, Taiwan ("ChengHolin").

BACKGROUND

A. 2-Track is the proprietor of the innovative CONDOR tracking and monitoring technology.

B. ChengHolin as part of its business activities designs and manufactures telematics components for use with tracking and monitoring solutions.

C. 2-Track and ChengHolin wish to collaborate on a Project to further develop the CONDOR technology by developing a solution for tracking primarily Fleet vehicle and associated assets known as “CONDOR FMS” as more particularly described in Schedule 1 to this Agreement.

D. The parties intend by this Agreement to establish their respective rights and obligations in relation to the Project.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement:

         “2-Track Components” means any components supplied by 2-Track and required in the development, testing, manufacture and assembly of any Product.

         “2-Track Technology” means any Technology belonging to or used by 2-Track which includes but is not limited to the 2-Track Components and the “CONDOR FMS” technology;

         “Acceptance” means final acceptance by 2-Track of the Prototype (evidenced by an acceptance certificate signed by an authorised representative of 2-Track) following successful testing and field trials of the Prototype.

         “Affiliate” means any corporation, company or other entity directly or indirectly controlled by a party. For the purposes of this definition control shall mean direct or indirect ownership of at least 50% or more of the voting stock or shares entitled to vote for the election of directors;

         “Agreement” means this written agreement together with schedule 1

         “Currency” or “Dollar” means the United State of American dollar and is the currency used in this Agreement unless otherwise stated or agreed;

         “Existing IP” means any IP, other than New IP, arising in respect of the 2-Track Technology or the ChengHolin Technology;

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         “Functional Specification” means the specification for the Product as more particularly described in Schedule 1, as maybe amended by agreement between the parties in writing from time to time;

         “Intellectual Property” or “IP” means any Patents, copyright, design (registered or unregistered), design right or topography right, trade mark, service mark, application to register any of the aforementioned rights, trade secret, right in unpatented know-how, right of confidence and any other intellectual or industrial property right of any nature whatsoever in any part of the world;

         “New IP” means any IP arising in respect of Technology obtained or developed by, or by a contractor on behalf of, either party;

         “Patents” means any and all patents, and substitutions, extensions, re-issues, renewals, divisions, continuations, continuations-in-part and foreign counterparts and including supplementary protection certificates, patent term restorations and similar instruments;

         “Product” means the CONDOR FMS tracking solution described in Schedule 1;

         “Project” means all research and development work necessary to deliver the required number of Prototypes meeting the Specification;

         “Project End Date” means the date of [ISO] certification of the Product;

         “Prototype” means a full-scale, working model of the Product that can be field tested and ISO certified together with all its accessories;

         “ChengHolin Technology” means any Technology belonging to or used by ChengHolin;

         “Technology” means all inventions, designs, information, know-how, specifications, formulae, data, processes, methods, techniques, and other technology, disclosed or used during the Project, including any improvements in the same;

1.2 Reference to a clause, paragraph or schedule is to a clause, paragraph or schedule of or to this Agreement and reference to a "person" includes any individual, firm, unincorporated association or body corporate. Reference to any gender includes the other gender and words denoting the singular include the plural and vice versa unless the context requires otherwise. Headings are included for ease of reference only and shall not affect the interpretation of this Agreement. Reference to “party” or “parties” means a party or parties to this Agreement, unless the context requires otherwise.

2. PROJECT AND OBLIGATIONS OF CHENGHOLIN AND 2-TRACK

2.1 ChengHolin and 2-Track have agreed to collaborate on the iTrac SIEMENS firmware development Project. In return for ChengHolin agreeing to make available its iTrac source code including but not limited to every relevant information and agreeing to pay 2-Track U$Dollar 5,000 as set out in clause 4, 2-Track has agreed to design, develop and test Firmware and ChengHolin Technology has agreed to design Hardware, test and manufacture Prototypes of the Product in accordance with the terms of this Agreement.

2.2 ChengHolin Technology hereby warrants and agrees with 2-Track:

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         2.2.1 That it has the necessary expertise to carry out the research and development work described by this Agreement.

         2.2.2 To use its best commercial endeavours to complete the Project in a timely manner

         2.2.3 To be responsible for the adaption, coupling and configuring of the Product to ensure that each Product delivers the functionality described by the Functional Specification.

         2.2.4 To be solely responsible for completion of all aspects of the Project and to meet all associated Project costs including Project management costs, time costs, capital expenditure costs, staff costs, the sourcing and cost of materials other than those to be supplied by 2-Track pursuant to clause 2.3 and any other costs associated with meeting its Project obligations;

         2.2.5 To keep a record of the costs that it incurs in fulfilling its Project obligations.

3. IP PROTECTION AND OWNERSHIP

Existing IP

3.1 Cheng Holin Technoloy Copr. shall give full disclosure to the other of all Existing IP owned or licensed by it or any of its Affiliates which is relevant to the Project to enable the parties to meet their respective obligations under this Agreement.

3.2 All Existing IP is and shall remain the exclusive property of the party owning it (or, where applicable, the third party from whom it’s right to use the Existing IP has derived). Where necessary ChengHolin will grant to 2-Track all necessary rights and licences in respect of ChengHolin’s Existing IP, on a non-exclusive and royalty free basis, so as to enable 2-Track to commercially exploit any resulting Product.

New IP

3.3 A firmware and any New IP arising from it during the Term shall be owned by ChengHolin. Where New IP arises both parties agree to use their best commercial endeavours to promptly take all steps as are necessary to protect such New IP and ensure that such New IP is in ChengHolin and ChengHolin will grant unlimited use of IP to 2 Track to modify or to develop product.

Employees

3.4 With respect to New IP, ChengHolin shall ensure that those of its staff working under its supervision or control who carry out work relating to the Project:

         3.4.1 Shall assign all their right, title and interest in the same to 2-Track, and

         3.4.2 Shall cooperate to enable both parties to comply with their obligations under this Agreement.

3.5 ChengHolin shall be responsible for payment of any compensation that may be due to its staff under sections 40 to 43 of the Patents Act 1977, or under their contracts of employment or otherwise, in respect of inventions made by such staff, and shall indemnify 2-Track in respect of all claims and awards relating thereto.

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3.6 Each party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

3.7 Each party shall inform the other if it becomes aware that any third party may own or claim to own any rights in any New IP.

3.8 Notwithstanding the provisions of any national laws governing the rights of joint owners of patents, it is hereby agreed (to the extent permitted by such laws) that both parties shall have the right to commercially exploit the Product and the right to sell the Product either directly or using authorised intermediaries.

4. Costs

4.1 In consideration of ChengHolin fulfilling its obligations under this Agreement, ChengHolin agrees to pay to 2-Track the sum of U$Dollar 5,000 immediately.

5. RECORDS

5.1 Each party shall keep at its normal place of business detailed and up to date records and accounts which are sufficient to ascertain the payments due under this Agreement. A party shall not by virtue of this Agreement be required to keep any such records and accounts for more than 3 years. Each party shall make such records and accounts available to the other, on reasonable notice, for inspection during business hours.

6. DURATION AND TERMINATION

6.1 This Agreement shall come into effect on the date appearing at the head of this Agreement and shall continue in full force and effect unless and until terminated in accordance with this clause 6.

6.2 A party may terminate this Agreement forthwith at any time by written notice to the other if:

         6.2.1 the other party has committed a material breach of its obligations under this Agreement, and in the case of a breach which is capable of remedy has failed to remedy the same within a period of sixty days of receipt of a written notice giving full particulars of the breach and requiring it to be remedied; or

         6.2.2 either party makes an arrangement or composition with its creditors or goes into liquidation (except for the purposes of an amalgamation or reconstruction in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that party under this Agreement) or if an encumbrancer takes possession of, or a receiver or administrative receiver is appointed over, the whole or any substantial part of the property of assets of a party or a party ceases or threatens to cease to carry on business.

6.3 Notwithstanding termination of this Agreement for any reason clauses 5, 7 shall remain effective.

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7. CONFIDENTIALITY

7.1 The parties hereby confirm that any information exchanged between the parties under the terms of this Agreement is information of a commercially sensitive nature and shall not be disclosed to any third party otherwise than due to the process of law unless otherwise agreed in writing by the disclosing party.

8. GENERAL TERMS

8.1 This Agreement constitutes the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this Agreement.

8.2 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

8.3 Subject to clause 8.4, no party shall without the prior written consent of the other party (such consent not be unreasonably conditioned, withheld or delayed) assign, transfer, charge or deal in any other manner with this Agreement or any of its rights under it, or purport to do any of the same, nor sub-contract any or all of its obligations under this Agreement.

8.4 If 2-Track undergoes a corporate restructuring programme during the Term 2-Track shall be entitled to assign its rights under this Agreement to any of its Affiliates.

8.5 Subject to and upon any succession or assignment permitted by this Agreement, any successor or assignee of the parties shall in its own right be able to enforce any term of this Agreement as if it were a party, but until such time any such successor or assignee of the parties shall have no such rights whether as a third party or otherwise.

8.6 If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

8.7 If any provision of this Agreement is so found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it valid and enforceable.

8.8 The parties shall not make any announcement relating to this Agreement or its subject matter without the prior written approval of the other party except as required by law or any legal or regulatory authority.

8.9 Any notice to be given under this Agreement may be delivered personally or sent by prepaid airmail post, courier or transmitted by facsimile copy to the other party at the address given at the beginning of this agreement or such other addresses as may be notified in accordance with this clause from time to time. Any notice so sent shall be deemed to have been duly given if sent by personal delivery or courier upon delivery at the address of the relevant party, if sent by prepaid airmail post four (4) days after the date of posting and if sent by facsimile upon confirmation of transmission.

8.10 Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this Agreement may be rescinded (in each case), without the consent of any such third party.

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8.11 Nothing in this Agreement and no action taken by the parties pursuant to this Agreement shall constitute or be deemed to constitute a partnership between the parties, or shall constitute either party as the agent, employee or representative of the other.

8.12 All disputes, differences or questions arising in relation to this Agreement which cannot be resolved reasonably between the parties within a period of 28 days of the same arising may be referred by either party to an appropriate court or tribunal, or may (in its discretion) opt for mediation (in which case such an election shall bind the other party until a conclusion is made or the mediator rejects the case.

8.13 This Agreement shall be governed by and construed in accordance with the laws of England and the parties agree to submit to the non-exclusive jurisdiction of the courts of England over any claim or matter arising under or in connection with this Agreement.

AS WITNESS the hands of the Parties or their duly authorised representatives the day and year first above written.

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GARY CHEN	WOOSUN MIKE JUNG
CHIEF EXECUTIVE DIRECTOR	CHIEF EXECUTIVE DIRECTOR
CHENGHOLIN TECHNOLOGY CORPORATION	2-TRACK GLOBAL INC

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